UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A
AMENDMENT NO. 1

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported) August 26, 2002

CORMAX BUSINESS SOLUTIONS INC.
(Exact name of registrant as specified in its charter)

Utah (State or other jurisdiction of incorporation)	0-11424 (Commission File Number)	84-0959153 (IRS Employer Identification Number No.)

1530 9th Avenue S.E., Calgary, Alberta T2G 0T7
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (403) 537-5715

200 Barclay Place SW Calgary, Alberta T2P 4R5

(Former name or former address, if changed since last report)

ITEM 1. Changes in Control of Registrant.

Not Applicable

ITEM 2. Acquisition or Disposition of Assets

A. Cormax Business Solutions Inc., a Utah corporation (the "Company"), today announced that it has called a special meeting of its shareholders (the "Meeting") for the purpose of approving the acquisition of all of the issued and outstanding stock (the "Acquisition") of Identification Technologies Inc., an Alberta corporation ("Identex"). The Meeting will be held on December 23, 2002, at the offices of the Company's corporate counsel, Scott Hall LLP, Suite 230, 200 Barclay Parade, S.W., Calgary, Alberta T2P 4R5. The Company will file with the Securities and Exchange Commission a Schedule 14C, which will include other various items to be considered at the Meeting. The Schedule 14C will also be mailed to all shareholders of record as of November 26, 2002. Ingenuity Marketing (2000) Ltd., which holds a majority of the Company's voting stock, has already approved the Acquisition and thus the Company expects to close the Acquisition immediately following the Meeting. In Item 2 of the Company's Form 8-K dated August 26, 2002, the Company stated that it expected to close the Acquisition by October 31, 2002. Due to various pre-closing conditions, including the approval of the shareholders of the Company, the closing has been delayed to December 23, 2002.

Under the terms of the Acquisition, which the Company's Board of Directors has approved and recommended for approval by the shareholders, 1 million shares of the Company's Series B Preferred Stock will be issued to the shareholders of Identex. The Company's Series B Preferred Stock allows the holders thereof to convert such shares into shares of the company's common stock at the ratio of 178 shares of common stock for every one share of Series B Preferred Stock. The Company expects the shareholders of Identex to immediately convert their shares of Series B Preferred Stock into shares of Common Stock following the acquisition.

B. As disclosed in Item 2 of the Company's Form 8-K dated August 26, 2002, the Company entered into a Share Purchase Agreement with Ingenuity Marketing (2000) Ltd., whereby Ingenuity Marketing (2000) would purchase 1 million shares of the Company's Series A Preferred Stock, in exchange for certain services, including completion of the Acquisition. Since entering into the Share Purchase Agreement, Ingenuity Marketing (2000) acquired 1 million shares of the Company's Series A Preferred Stock from the Company's previous president, Mr. Todd Violette. The Company and Ingenuity Marketing (2000) have therefore agreed to amend the Share Purchase Agreement to reflect that Ingenuity Marketing (2000) has received the 1 million shares of Series B Preferred Stock that was intended to be issued under the Share Purchase Agreement and that the Company will therefore not be obligated to issue any further shares to Ingenuity Marketing (2000) pursuant to such agreement. The Company will further amend this Form 8-K and file a copy of such amendment with the Securities Exchange Commission upon execution thereof.

Ingenuity Marketing (2000) is owned by the Company's President, Mr. Peter Leeuwerke.

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ITEM 3. Bankruptcy or Receivership

Not Applicable

ITEM 4. Changes in Registrants' Certifying Amendments

Not Applicable

ITEM 5. Other Event and Regulation FD Disclosure

Not Applicable

ITEM 6. Resignation of Registrants' Directors

Not Applicable

ITEM 7. Financial Statements and Exhibits

Not Applicable

ITEM 8. Change in Fiscal Year

Not Applicable

ITEM 9. Regulation FD Disclosure

Not Applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: November 27, 2002

CORMAX BUSINESS SOLUTIONS INC. By: /s/ Peter Leeuwerke Name: Peter Leeuwerke Title: President

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